EXHIBIT 10.2
NON-COMPETITION AGREEMENT

In consideration of TrueBlue, Inc., or the TrueBlue, Inc. subsidiary, affiliate, related business entity, successor, or assign (collectively TrueBlue, Inc. and all of its present and future subsidiaries, affiliates, related business entities, success and assigns are referred to herein as “TrueBlue” or “Company”) employing me, compensating me, providing me with benefits, providing me with administrative support, providing me with the benefit of Company’s research, know-how, market strategies and business plans, and specifically in consideration of the additional consideration provided in the Employment Agreement executed on or about the date set forth below, the adequacy, sufficiency and receipt of which is hereby acknowledged, and intending to be legally bound, I, Taryn Owen (“Employee”), hereby acknowledge that I understand and agree that the provisions hereof are part of and a condition of my employment with Company, as well as a necessary condition of my increased salary, change in title, and overall compensation (all of which specifically outlined in my Offer Letter), and are effective as of the date first set forth below. I also understand that I may be required to execute additional non-competition agreement(s) relating to the Company’s business outside of the United States, and that any such agreement(s) will be supplemental to, and not replace, this Agreement.

I. NON-COMPETITION, NON-INTERFERENCE, NON-SOLICITATION, AND CONFIDENTIALITY
    A. Definitions.
1.“Business Area” means any state, county or city in the United States and any foreign country, state or province in which, during the period of Employee’s employment with Company, Company conducts or is seriously evaluating whether to conduct business, including expansion of its business lines or services domestically or internationally. Employee acknowledges that as a member of the Company’s senior leadership team—and executive team—Employee’s services are integral to conducting business and expanding business domestically and internationally, and Employee plays a material role helping form TrueBlue’s strategy as well as the subsidiaries in which she has responsibility.
2. “Candidate” means, any individual who has applied for and/or accepted placement in a job by Company with a Client, and (i) about whom Employee obtained information, or (ii) with whom Employee interacted on behalf of Company.
3.“Client” means, any individual, business or other entity to which Company provided any services during the last twenty-four (24) months of Employee’s employment with Company.
4.“Colleague” means any Company employee who has been employed by Company during the six months prior to the termination of Employee’s employment with Company.
5.“Confidential Information” means, whether original, duplicated, computerized, memorized, handwritten, or in any other form, and all information contained therein, including, without limitation: (a) the ideas, methods, techniques, formats, specifications, procedures, designs, strategies, systems, processes, data and software products which are unique to Company; (b) all of Company’s business plans, present, future or potential customers or clients (including the names, addresses and any other information concerning any customer or client), marketing, marketing strategies, pricing and financial information, research, training, know-how, operations, processes, products, inventions, business practices, databases and information contained therein, its wage rates, margins, mark-ups, finances,
            ,      1

banking, books, records, contracts, agreements, principals, vendors, suppliers, contractors, employees, applicants, Candidates, skill sets of applicants, skill sets of Candidates, marketing methods, costs, prices, price structures, methods for calculating and/or determining prices, contractual relationships, business relationships, compensation paid to employees and/or contractors, and/or other terms of employment, employee evaluations, and/or employee skill sets; (c) the content of all of Company’s operations, sales and training manuals; (d) all other information now in existence or later developed which is similar to the foregoing; (e) all information which is marked as confidential or explained to be confidential or which, by its nature, is confidential or otherwise constitutes the intellectual property or proprietary information of Company; and/or (f) any of Company’s “trade secrets”. For the purposes of this Section, all references to, and agreements regarding, Confidential Information or Confidential Information of Company also apply to Confidential Information belonging to any affiliate of Company, and to any confidential or proprietary information of third party clients that Company has an obligation to keep confidential. Employee’s covenants in this Section shall protect affiliates and clients of Company to the same extent that they protect Company. Confidential Information shall not include any portion of the foregoing which (i) is or becomes generally available to the public in any manner or form through no fault of Employee, or (ii) is approved for Employee’s disclosure or use by the express written consent of the Chief Employee Officer of Company, Inc.
6. “Conflicting Organization” means, any person, entity or organization engaged (or about to become engaged) in a business similar to, or that competes with, the business of Company, including without limitation any person or organization that provides any product, process or service that is similar to or competes with any product, process or service provided by Company. The term “Conflicting Organization” specifically includes without limitation any person, entity or organization that provides temporary and/or permanent staffing services, outsourced human capital services focused on recruitment (RPO), workforce management, managed service providers (MSP), a technology provider that provides temporary staffing through electronic means, or applicant process outsourcing.
    B. Confidentiality, Non-Disclosure and Non-Use Obligations.

    1.    Employee agrees that all records and Confidential Information obtained by Employee as a result of Employee’s employment with Company, whether original, duplicated, computerized, memorized, handwritten, or in any other form, and all information contained therein, are confidential and the sole and exclusive property of Company. Employee understands and agrees that the business of Company and the nature of Employee’s employment will require Employee to have access to Confidential Information of and about Company, its business, its Candidates, and its Clients. During Employee’s employment and thereafter, Employee will not use Confidential Information or remove any such records from the offices of Company except for the sole purpose of conducting business on behalf of Company. Employee further agrees that during Employee’s employment and thereafter, Employee will not divulge or disclose this Confidential Information to any third party and under no circumstances will Employee reveal or permit this information to become known by any competitor of Company.

    2.     Employee agrees and acknowledges that all Confidential Information is to be held in confidence and is the sole and exclusive property of Company and/or its affiliates or clients. Employee recognizes the importance of protecting the confidentiality and secrecy of Confidential Information. Employee agrees to use Employee’s best efforts to protect Confidential Information from unauthorized disclosure to others. Employee understands that protecting Confidential Information from unauthorized disclosure is critically important to Company’s success and competitive advantage, and that the unauthorized use or disclosure of Confidential Information would greatly damage Company. Employee recognizes and agrees that taking and using Confidential Information, including trade secrets, by memory is no different from taking it on paper or in some other tangible form, and that all of such conduct is prohibited. Employee agrees that, prior to use or disclosure, Employee will request clarification from Company’s legal department if Employee is at all uncertain as to whether any information or materials are “Confidential Information.”

    3.    During Employee’s employment and in perpetuity after the termination of Employee’s employment for any or no cause or reason, Employee agrees: (a) not to use any Confidential Information for the benefit of any person (including, without limitation, Employee’s benefit) or entity other than Company; and (b) not to, except as necessary or appropriate for Employee to perform Employee’s job responsibilities, disclose any Confidential Information to others, or remove any such records from the offices of Company except for the sole purpose of conducting business on behalf of Company. If at any time Employee ever believes that any person has received or disclosed or intends to receive or disclose Confidential Information without Company’s consent, Employee agrees to immediately notify Company.

    4.    At any time during Employee’s employment upon Company’s request, and at the end of Employee’s employment with Company, even without Company’s request, Employee covenants, agrees to, and shall immediately return to Company, at its headquarters, all Confidential Information as defined herein, and all other material and records of any kind concerning Company’s business, and all other property of Company that Employee may possess or control.

    5.    At all times, Employee agrees not to directly or indirectly take, possess, download, allow others to take or possess or download, provide to others, delete or destroy or allow others to delete or destroy, any of Company’s Confidential Information or other property, other than in the normal course of business.

    6.    Employee agrees that these covenants are necessary to protect Company’s Confidential Information, and Company’s legitimate business interests (including, without limitation, the confidentiality of Company’s business information and other legitimate interests), in view of Employee’s key role with each branch of Company and its affiliates and the extent of confidential and proprietary information about the entire Company and its affiliates and clients to which Employee has information. Company and Employee agree that the provisions of this Section do not impose an undue hardship on Employee and are not injurious to the public; that they are necessary to protect the business of Company and its affiliates and clients; that the nature of Employee’s responsibilities with Company under this Agreement and Employee’s former responsibilities with Company provide and/or have provided Employee with access to Confidential Information that is valuable and confidential to Company; that Company would not employ or continue to employ Employee if Employee did not agree to the provisions of this Section; that this Section is reasonable in its terms and that consideration supports this Section, including new consideration as set forth in the Employee Employment Agreement.

7.    Employee agrees to notify Company (Human Resources) if he becomes aware that others are using, wrongfully disclosing, downloading, making copies of, taking, possessing, downloading, deleting or destroying confidential information.

C. Duty of Loyalty.

1.     Employee agrees that at all times during Employee’s employment with Company; Employee owes Company a duty of loyalty and a duty to act in good faith. Employee agrees that during Employee’s employment, Employee will not individually, or in combination with any other Employee, individual, or competitor of Company, violate or breach the terms of this Agreement.

    2.    Employee agrees to devote all time that is reasonably necessary to execute and complete Employee’s duties to Company. During the time necessary to execute Employee’s duties, Employee agrees to devote Employee’s full and undivided time, energy, knowledge, skill and ability to Company’s business, to the exclusion of all other business and sideline interests. Because of the agreement in the preceding sentence, during Employee’s employment with Company, Employee also agrees not to be employed or provide any type of services, whether as an advisor, consultant, independent contractor or otherwise in any capacity elsewhere unless first authorized, in writing, by a proper representative of Company. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to prohibit Executive from serving on corporate, industry, civic or charitable boards or committees, or authoring articles/books, so long as such activities do not interfere in any respect with the performance of Executive’s responsibilities as an employee of the Company in accordance with this Agreement. In no event will Employee allow other activities to conflict or interfere with Employee’s duties to Company. Employee agrees to faithfully and diligently perform all duties to the best of Employee’s ability. Employee recognizes that the services to be rendered under this Agreement require certain training, skills and experience, and that this Agreement is entered into for the purpose of obtaining such service for Company. Upon request, Employee agrees to provide Company with any information which Employee possesses relating to company business and which will be of benefit to Company. Employee agrees to perform Employee’s duties in a careful, safe, loyal and prudent manner. Employee agrees to conduct him/herself in a way which will be a credit to Company’s reputation and interests, and to otherwise fulfill all fiduciary and other duties Employee has to Company.

    D. Return of Information, Records, and Materials.

1.Employee agrees that upon the termination of Employee’s employment with Company or at the request of Company at any time, Employee will immediately deliver to Company all Company property, including without limitation all information, records, materials, and copies thereof in any form whatsoever, that are related in any way to Company or its business, or which are otherwise referred to in Sections I.A.5 and I.B. above.
2.Employee acknowledges and agrees that unless otherwise expressly prohibited by law, Company has the complete right to review, inspect and monitor all Company property, including, without limitation, email, voicemail, and computer property of Company, and to review, inspect and monitor Employee’s use of the internet or other computer related transmission of information, including, without limitation, the identity and use of USB and other computer related drives. Employee acknowledges that Employee has no expectation of privacy in Company’s property, including, without limitation, email, voicemail, and computer property.
    E. Non-Competition Covenant.

    1.     Employee agrees that during Employee’s employment with Company and for a period of twelve (12) months following the termination of Employee’s employment for any reason, Employee shall not, directly or indirectly, in any Business Area, engage in, work for, provide services to, own, manage, operate, control or otherwise engage or participate in, or be connected as an owner, partner, principal, creditor, salesman, guarantor, advisor, member of the board of directors of, Employee of, independent contractor of, or consultant to, any Conflicting Organization. The restrictions in this Section I.E.1 include without limitation the solicitation on behalf of a Conflicting Organization of any Client located in any Business Area (e.g., Employee may not on behalf of a Conflicting Organization solicit a Client located within a Business Area by telephoning the Client from a site located outside the Business Area).

2.Notwithstanding the foregoing provisions of Section I.E and the restrictions set forth therein, Employee may own securities in any publicly held corporation that is covered by the restrictions set forth in Section I.E, but only to the extent that Employee does not own, of record or beneficially, more than 5% of the outstanding beneficial ownership of such corporation.

    F. Non-Solicitation/Non-Interference with Employees/Candidates.
    1.     Employee acknowledges that Company has a legitimate protectable interest in maintaining a stable and undisrupted workforce. Employee agrees that during Employee’s employment and for a period of twenty-four (24) months following the termination of Employee’s employment for any reason, Employee will not, directly or indirectly, on behalf of himself/herself, or on behalf of any other person, entity, or organization, employ, solicit for employment, or otherwise seek to employ or retain any Colleague, or in any way assist or facilitate any such employment, solicitation, or retention effort.
2.     Employee agrees that during Employee’s employment and for a period of twenty-four (24) months following the termination of Employee’s employment for any reason, Employee shall not, directly or indirectly, engage in any conduct intended or reasonably calculated to induce or urge any Colleague to discontinue, in whole or in part, his/her employment relationship with Company.
3.     Employee agrees that during Employee’s employment and for a period of twenty-four (24) months following the termination of Employee’s employment for any reason, Employee will not directly or indirectly, on behalf of himself/herself, or on behalf of any other person, entity, or organization, initiate contact with any Candidate for the purpose of employing, soliciting for employment, or otherwise seeking to employ or retain any Candidate.
    G. Non-Solicitation/Non-Interference with Clients.
1.     During Employee’s employment and for a period of twenty-four (24) months following the termination of Employee’s employment for any reason, Employee shall not, directly or indirectly, solicit any Client for the purpose of providing temporary and/or permanent staffing services on behalf of a Conflicting Organization. Employee’s agreement “not to solicit” as set forth in this Section I.G.1 means that Employee will not, either directly or indirectly, for any reason, initiate any contact or communication with any Client for the purpose of soliciting, inviting, encouraging, recommending or requesting any Client to do business with Employee and/or a Conflicting Organization in connection with the provision of temporary and/or permanent staffing services.
2.     During Employee’s employment and for a period of twenty-four (24) months following the termination of Employee’s employment for any reason, Employee shall not, directly or indirectly, engage in any conduct intended or reasonably calculated to induce or urge any Client to discontinue, in whole or in part, its patronage or business relationship with Company.
3.     During Employee’s employment and for a period of twenty-four (24) months following the termination of Employee’s employment for any reason, Employee shall not, directly or indirectly, accept any business from, or do any business with, any Client in connection with the provision of temporary and/or permanent staffing services.
    H. Representations and Acknowledgments of Employee.

Employee represents that:
1. Employee is familiar with the covenants not to compete and not to interfere with Clients, Candidates and Employees set forth in Article I of this Agreement;
2. Company has a legitimate business interest in enforcement of the restrictions contained in Article I, including without limitation, Company’s need to protect the goodwill of Company, its investment in training of the Employee, the client relationships of Company, the stability of Company’s workforce, and the confidentiality of Company’s business information and other legitimate interests;
    3. Employee is fully aware of Employee’s obligations under this Agreement, including, without limitation, the length of time, scope and geographic coverage of these covenants and has had an opportunity to consult an attorney and Company and Employee agree that the provisions of Article I do not impose an undue hardship on Employee and are not injurious to the public; that they are necessary to protect the business of Company and its affiliates and clients; that the nature of Employee’s responsibilities with Company under this Agreement and Employee’s former responsibilities with Company provide and/or have provided Employee with access to Confidential Information that is valuable and confidential to Company; that Company would not employ or continue to employ Employee if Employee did not agree to the provisions of Article I; that Article I is reasonable in its terms and that consideration supports Article I, including new consideration as set forth in the Employee Employment Agreement, this new consideration as further outlined in the offer letter, including significant increase in overall compensation is conditioned upon acceptance of this agreement;
    4. Employee’s execution of this agreement, and Employee’s employment by Company, does not violate any agreement that Employee has entered into with a third party, and Employee acknowledges that any inaccuracy in this representation and warranty will constitute grounds for Employee’s immediate termination by Company which will, upon any such termination, have no further obligation to Employee. Employee agrees to indemnify and hold Company harmless from any and all suits and claims arising out of any breach of any terms and conditions contained in any such agreements entered into by Employee; and
    5. Employee understands that the identity of Company’s Clients sometimes may be ascertainable by observation or through publicly available resources. Nonetheless, Employee acknowledges that as a result of Employee’s employment with Company, Employee will be acting as a representative of Company and will be utilizing Company’s assets, resources and will be benefiting from Company’s goodwill, name recognition, reputation, and experience in regard to these Clients, and Employee will gain Confidential Information about these Clients, and consequently, the covenants set forth above are reasonable and necessary to protect Company’s legitimate business interests.
    I. Injunctive Relief; Further Remedies. In the event that Employee breaches or threatens to breach, or Company reasonably believes that Employee is about to breach, any of the covenants of Sections I.B, I.C, I.D, I.E, I.F, or I.G, Employee understands that Company make seek injunctive relief, equitable accounting of all earnings, profits and other benefits arising out of this agreement, as well as any other rights or remedies to which Company may be entitled to under law or equity. Employee understands that Company may seek and, upon proper evidence as determined in the appropriate Court of Law, may obtain a restraining order and injunction ordering:
1. that Employee immediately return to Company all Confidential Information as defined in this Agreement, and any other Company property described in Section I.B above, in any form whether original, copied, computerized, handwritten, or recreated, and that Employee be permanently enjoined and restrained from using or disclosing all said Confidential Information and records;

    2. that, during Employee’s employment with Company and for the twelve (12) months following the termination of Employee’s employment for any reason, Employee be enjoined from engaging in, working for, providing services to, owning, managing, operating, controlling or otherwise engaging or participating in, or being connected as an owner, partner, principal, creditor, salesman, guarantor, advisor, member of the board of directors of, employee of, independent contractor of, or consultant to, any Conflicting Organization and/or any Client within any Business Area;
3. that, during Employee’s employment with Company and for a period of twenty-four (24) months following the termination of Employee’s employment for any reason, Employee be enjoined from employing, soliciting for employment, or otherwise seeking to employ, retain, divert or take away any Colleague, or in any other way assisting or facilitating any such employment, solicitation or retention effort; and further that Employee be enjoined from engaging in any conduct intended or reasonably calculated to induce or urge any Colleague to discontinue, in whole or in part, his/her employment relationship with Company;

4. that, during Employee’s employment and for a period of twenty-four (24) months following the termination of Employee’s employment for any reason, Employee be enjoined from directly or indirectly, on behalf of himself/herself, or on behalf of any other person, entity, or organization, initiating contact with any Candidate for the purpose of employing, soliciting for employment, or otherwise seeking to employ or retain any Candidate; and

5. that, during Employee’s employment with Company and for a period of twenty-four (24) months following the termination of Employee’s employment for any reason, Employee be enjoined from soliciting any Client for the purpose of providing temporary and/or permanent staffing services, including without limitation that Employee be enjoined from initiating any contact or communication with any Client for the purpose of soliciting, inviting, encouraging, recommending or requesting any Client to do business with a Conflicting Organization in connection with the provision of temporary and/or permanent staffing services; and further, that Employee be enjoined from accepting or doing business with any Client in connection with the provision of temporary and/or permanent staffing services; and further that Employee be enjoined from engaging in any conduct intended or reasonably calculated to induce or urge any Client to discontinue, in whole or in part, its patronage or business relationship with Company.

Employee hereby agrees that the duration of any injunction shall be increased in an amount equal to any period of time during which Employee failed to comply with the covenants contained in this Agreement.

    J. Notice of Agreement to Subsequent Employers, Business Partners, and/or Investors. Employee agrees that Employee will tell any prospective new employer, business partners, and/or investors, prior to accepting employment or engaging in a business venture that this Agreement exists, and further, Employee agrees to provide a true and correct copy of this Agreement to any prospective employer, business partner and/or investor prior to accepting employment or engaging in any business venture. Employee further authorizes Company to provide a copy of this Agreement to any new employer, business partner and/or investor.
    K. Severability. Company and Employee stipulate that, in light of all of the facts and circumstances of the relationship between Employee and Company, the agreements referred to in Sections

I.B, I.C, I.D, I.E, I.F, or I.G (including, without limitation their scope, duration and geographic extent) are fair and reasonably necessary for the protection of Company, or any of its affiliates’ or subsidiaries’ confidential information, goodwill and other protectable interests. Employee acknowledges and agrees that the covenants in I.B, I.C, I.D, I.E, I.F, or I.G of this Agreement are reasonable and valid in geographical and temporal scope and in all other respects, as are all terms and conditions set forth in this Agreement. If any arbitrator or court determines that any of the covenants, terms, or conditions set forth herein, or any part thereof, is invalid or unenforceable, the remainder of the covenants, terms, and conditions shall not be affected thereby and shall be given full effect, without regard to the invalid portions. If any arbitrator or court determines that any of the covenants, or any part thereof, is unenforceable because of the duration, geographic or other scope of such provision, such arbitrator or court shall have the power to and should, and Employee and Company request the arbitrator or court to, reform these provisions to restrict Employee’s use of confidential information and Employee’s ability to compete with Company, to the maximum extent, in time, scope of activities, and geography, the court finds enforceable, and, in its reduced form, such provision shall then be enforceable.
II. MISCELLANEOUS PROVISIONS
    A. Choice of Law. Company and Employee agree that this Agreement and all interpretations of the provisions of this Agreement will be governed by the laws of the State of Kansas, without regard to choice of law principles.

    B. Jurisdiction and Venue. Employee and Company hereby irrevocably and unconditionally submit to the jurisdiction of the State of Kansas, or the United States Federal District Court for Kansas or to any court in any location where Employee is threatening to breach or is engaged in breaching the Agreement; Employee and Company consent to submit to venue and personal jurisdiction of the courts identified herein, and agree to waive any objection to venue or personal jurisdiction in these courts, including but not limited to any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

C. Binding Effect and Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, assigns, affiliated entities, and any party-in-interest. Employee agrees and understands that, should Company be acquired by, merge with, or otherwise combine with another corporation or business entity, the surviving entity will have all rights to enforce the terms of this Agreement as if it were Company itself enforcing the Agreement.* Company reserves the right to assign this Agreement to its affiliates, an affiliated company or to any successor in interest to Company’s business without notifying Employee, and Employee hereby consents to any such assignment. All terms and conditions of this Agreement will remain in effect following any such assignment. Notwithstanding the foregoing, Employee may not assign this Agreement.
*Provided that agreement remains related to staffing industry only as therefore it would limit the Employee’s ability to obtain subsequent gainful employment.
    D. No Waiver of Rights. A waiver by Company of the breach of any of the provisions of this Agreement by Employee shall not be deemed a waiver by Company of any subsequent breach, nor shall recourse to any remedy hereunder be deemed a waiver of any other or further relief or remedy provided for herein. No waiver shall be effective unless made in writing and signed by the General Counsel of the Company. This Agreement shall be enforceable regardless of any claim Employee may have against Company.

    E. Employment at Will. Nothing by way of this Agreement is intended to, nor shall it, affect the at-will nature of Employee’s employment with Company. Employee’s employment with Company shall terminate at the will of either Employee or Company, with or without cause and with or without notice at any time. This at-will relationship cannot be changed or altered in any way unless expressly modified in writing by the Chief Employee Officer of Company, Inc. Employee agrees that if Employee elects to terminate Employee’s employment with Company, Employee will provide Company with two week’s prior notice of termination.
F. Attorneys’ Fees. In any suit or proceeding to enforce the terms of this Agreement Employee and Company agree that the prevailing party in any such dispute shall be paid and indemnified by the non-prevailing party for and against all expenses of every nature and character incurred by in pursuing such suit or proceeding including, without limitation, all reasonable attorneys’ fees, costs and disbursements.

G. Headings for Convenience Only. The headings contained in this Agreement are for the convenience of the parties and for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
H. Survival. This Agreement shall survive the termination of Employee’s employment, however caused.
EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS READ AND UNDERSTANDS THIS AGREEMENT, THAT EMPLOYEE HAS BEEN GIVEN AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE TERMS OF THIS AGREEMENT, AND THAT EMPLOYEE AGREES TO THE TERMS OF THIS AGREEMENT.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the date first written below.

        EMPLOYEE                    COMPANY

By: /s/ Taryn Owen                    By: /s/ Garrett Ferencz

Name: Taryn Owen                    Name:     Garrett Ferencz

Date: 9/15/2021                    Title: General Counsel

                            Date: 9/21/2021